[FRONT OF CARD]

                               AUTHORIZATION FORM


AUTHORIZATION FOR DIVIDEND REINVESTMENT                        NATIONAL PENN
AND STOCK PURCHASE PLAN                                        BANCSHARES, INC.


To participate in the National Penn Bancshares, Inc. ("NPBC") Dividend Reinvestment and Stock Purchase Plan (the "Plan"), complete and sign the reverse side of this Authorization Form and return it in the enclosed envelope. Alternatively you may enroll online at www.melloninvestor.com.

This will authorize NPBC to forward to Mellon Investor Services (the "Administrator") all or a portion of the dividends payable to you on common stock to be invested, together with any optional cash payments you make (minimum $100 per transaction, up to $2,000 per month) to purchase additional shares of NPBC common stock. All investments and any optional cash payments are made subject to the terms and conditions of the Plan as set forth in the accompanying prospectus.

This authorization and appointment are given by you with the understanding that you may terminate them at any time by so notifying the Administrator.

If you would like to have your optional cash payments deducted automatically from your checking or savings account, enroll in the Plan and complete the section on the reverse side of this Authorization Form for Automatic Monthly Contributions.

                              To deposit your shares for safekeeping, check the appropriate box on the reverse side and return this card and your stock certificates via registered mail, return receipt requested, and properly insured.

                              Please read carefully.

                              THIS IS NOT A PROXY.

                              Return this form only if you wish to participate in the Plan.



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                             [REVERSE SIDE OF CARD]

Please enroll me in the National Penn Bancshares, Inc. Dividend
Reinvestment and Stock Purchase Plan.

         ___ Full Dividend Reinvestment. Please apply the dividends on all shares of common stock that I currently own as well as all future shares that I acquire.

         ___ Partial Dividend Reinvestment.  Please remit to me the dividends on
         ______ shares. I understand that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested under the Plan.

         ___ Optional Cash Payment. Enclosed is $___________. (Minimum $100 per transaction but not more than $2,000 per month). Make check payable to Mellon Bank, N.A.

         Date
              --------------------------------------------------------

         Signature(s)
                      ------------------------------------------------

         -------------------------------------------------------------
         All joint owners must sign exactly as name appears on reverse side.

         Automatic Monthly Contributions. Withdraw $ (minimum $100, maximum $2,000) from my checking or savings account below on a monthly basis to purchase additional shares of NPBC common stock.

         (You must complete this section and return the form along with a personal voided check or preprinted deposit slip to enroll for Automatic Monthly Contributions. Deductions will occur on or about the 10th of each month. Your financial institution can provide you with the following required information)

         Type of Account:       Checking            Savings
                           ---                 ---

         Financial Institution RT/ABA Number:
                                              ------------------------

         Checking/Savings Account Number:
                                          ----------------------------

         ___ Safekeeping. Deposit the enclosed ___________ shares of stock for safekeeping.

I understand that I may revoke this authorization at any time by notifying Mellon Investor Services of my desire to terminate my participation.



MAIL COMPLETED FORM TO:

         Mellon Bank, N.A., c/o Mellon Investor Services
         P.O. Box 3339
         South Hackensack, NJ 07606-1939


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